UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 28, 2021

Fortress Transportation and Infrastructure Investors LLC
(Exact Name of Registrant as Specified in Charter)

Delaware	001-37386	32-0434238
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1345 Avenue of the Americas, 45th Floor, New York, New York 10105
(Address of Principal Executive Offices, and Zip Code)

(212) 798-6100
Registrant’s Telephone Number, Including Area Code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company          ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.               ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common shares, $0.01 par value per share	FTAI	New York Stock Exchange
8.25% Fixed-to-Floating Rate Series A Cumulative Perpetual Redeemable Preferred Shares	FTAI PR A	New York Stock Exchange
8.00% Fixed-to-Floating Rate Series B Cumulative Perpetual Redeemable Preferred Shares	FTAI PR B	New York Stock Exchange
8.25% Fixed Rate Series C Cumulative Perpetual Redeemable Preferred Shares	FTAI PR C	New York Stock Exchange

Item 1.01.	Entry into a Material Definitive Agreement

Credit Agreement

In connection with the closing of the Membership Interest Purchase Agreement (the “Purchase Agreement”), dated June 7, 2021, by and between Percy Acquisitions LLC (“Holdco”), an indirect subsidiary of the Company, and United States Steel Corporation (the “Seller”) for 100% of the equity interests of the Seller’s wholly owned short-line railroad subsidiary, Transtar, LLC (“Transtar”), from the Seller for a cash purchase price of $640,000,000, subject to certain customary adjustments set forth in the Purchase Agreement (the “Transaction”), Fortress Transportation and Infrastructure Investors LLC (the “Company”) entered into a Credit Agreement (the “Credit Agreement”), dated as of July 28, 2021 (the “Closing Date”), among the Company, as the borrower, the guarantors from time to time party thereto, certain lenders from time to time party thereto and Morgan Stanley Senior Funding, Inc., as administrative agent (in such capacity, the “Administrative Agent”), pursuant to which the Company borrowed senior unsecured bridge term loans (the “Bridge Loans”) in an aggregate principal amount of a $650,000,000.  The proceeds of the Bridge Loans, together with cash on hand, were used to fund the Transaction and pay certain fees and expenses in connection with the Transaction.  The Transaction was consummated substantially concurrently with the borrowing under the Credit Agreement, in all material respects in accordance with the terms of the Credit Agreement.

The Bridge Loans bear interest at the Adjusted Eurodollar Rate (determined in accordance with the Credit Agreement) plus (a) 5.50% per annum for the first period of three months commencing on the Closing Date, (b) 6.00% per annum for the second period of three months commencing thereafter, (c) 6.50% per annum for the third period of three months commencing thereafter and (d) 7.00% per annum for the fourth period of three months commencing thereafter to, but excluding, July 27, 2022.  In the event of a failure by the Company to (i) issue high-yield debt securities upon the demand of the holders of a majority of the aggregate Bridge Loans under the Credit Agreement on or after the earlier of (x) October 5, 2021 and (y) 14 days after the availability of certain financial statements of Transtar pursuant to the Fee Letter (as defined in the Credit Agreement) or (ii) deliver certain financial statements of Transtar to the investment banks engaged for the offering of such debt securities on or prior to October 5, 2021 (in each case, subject to the terms of the Fee Letter), the Bridge Loans will bear interest at a fixed rate per annum equal to 7.00%, subject to a potential step-up to 8.00% pursuant to terms described in the Credit Agreement (the “Total Cap”).

Any Bridge Loans that have not been repaid in full on or prior to July 27, 2022 will automatically be converted into term loans (the “Extended Term Loans”) in an aggregate principal amount equal to the then-outstanding principal amount of Bridge Loans. The interest rate applicable to the outstanding principal amount of each Extended Term Loan beginning on July 27, 2022 will be at a fixed rate per annum equal to the Total Cap.  The Extended Term Loans will mature on July 28, 2029. The Bridge Loans and Extended Term Loans may also be exchanged by the lenders at any time (subject to certain minimum exchange amounts) into exchange notes bearing interest at a fixed rate per annum equal to the Total Cap.

The Credit Agreement contains customary affirmative covenants for facilities of this type, including, among others, covenants pertaining to the delivery of financial statements, notices of default and certain other information, payment of taxes, conduct of business and maintenance of existence, maintenance of property and insurance, compliance with laws and inspection of books and records. The Credit Agreement also contains negative covenants substantially similar to the negative covenants contained in the Indenture governing the Company’s 5.50% senior unsecured notes due 2028, which negative covenants limit the ability of the Company and its restricted subsidiaries to, among other things, incur or guarantee certain indebtedness, encumber their assets, make restricted payments, create dividend restrictions and other payment restrictions that affect the Company’s restricted subsidiaries, enter into transactions with affiliates and sell assets, in each case, subject to certain qualifications set forth in the Credit Agreement..

The Credit Agreement contains default provisions customary for facilities of this type, which are subject to customary grace periods and materiality thresholds, including, among others, defaults related to payment failures, failure to comply with covenants, material misrepresentations, defaults under other material indebtedness, the occurrence of a Change of Control (as defined in the Credit Agreement), bankruptcy and related events, material judgments and certain events related to pension plans. If an event of default occurs under the Credit Agreement, the lenders may, among other things, declare the outstanding amounts owing under the Credit Agreement immediately due and payable.

Certain lenders under the Credit Agreement have, from time to time, performed, are currently performing and may in the future perform, various financial advisory and commercial and investment banking services for the Company, for which they received or will receive customary fees and expenses.

Railway Services Agreement

In connection with the closing of the Transaction, Transtar, certain Transtar subsidiaries (together with Transtar, the “Transtar Parties”), and the Seller entered into a railway services agreement, dated as of the Closing Date (the “Railway Services Agreement”). Under the Railway Services Agreement, for an initial term of 15 years from and after the closing of the Transaction, Transtar will continue to provide the Seller with rail haulage, switching and transportation services at the Seller’s facilities in and around Gary, Indiana, Pittsburgh, Pennsylvania, Fairfield, Alabama, Ecorse, Michigan, Lorain, Ohio and Lone Star, Texas, including but not limited to: railcar maintenance and repair services, locomotive maintenance, inspection and repair services, maintenance-of-way services, car management services, and rail and material handling services. The first five years of the Railway Services Agreement term contain the following minimum annual volume requirements: (a) from the closing until the first anniversary, $85,800,000, (b) from the first anniversary until the second anniversary, $92,300,000, (c) from the second anniversary until the third anniversary, $94,500,000, (d) from the third anniversary until the fourth anniversary, $103,500,000, and (e) from the fourth anniversary until the fifth anniversary, $106,500,000.

The Railway Services Agreement contains customary representations, warranties, and covenants by the parties, including, among others, a covenant by the Transtar Parties not to abandon or discontinue services or remove or replace any assets that are used to provide services to the Seller for the first five years of the term of the Railway Services Agreement without the Seller’s prior written consent. In addition, the Transtar Parties and the Seller each agree to indemnify the other for losses arising from certain breaches under the Railway Services Agreement and damages for certain other matters as further described in the Railway Services Agreement.

Subject to certain exceptions, the Seller may exercise a termination right under the Railway Services Agreement with respect to (i) any Railroad (as defined in the Railway Services Agreement) if a Change of Control (as defined in the Railway Services Agreement) with respect to such Railroad occurs and the Seller had not given prior written consent and (ii) with respect to the entire Railway Services Agreement if a Change of Control with respect to Transtar occurs and the Seller had not given prior written consent.

The representations, warranties and covenants in the Railway Services Agreement were made only for the purpose of the Railway Services Agreement and solely for the benefit of the parties to the Railway Services Agreement as of specific dates. Such representations, warranties and covenants may have been made for the purposes of allocating contractual risk between the parties to the Railway Services Agreement instead of establishing these matters as facts, may or may not have been accurate as of any specific date, and may be subject to important limitations and qualifications (including exceptions thereto set forth in any schedules agreed to by the contracting parties) and may therefore not be complete. The representations, warranties and covenants in the Railway Services Agreement may also be subject to standards of materiality applicable to the contracting parties that may differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of any Transtar Party or the Seller or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Railway Services Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 2.01.	Completion of Acquisition or Disposition of Assets

As previously disclosed in a Current Report on Form 8-K filed on June 8, 2021, the Company entered into the Transaction. The Transaction closed on July 28, 2021.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 with respect to the Credit Agreement is incorporated by reference into this Item 2.03.

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words such as, but not limited to, “will,” “believes,” “expects,” “anticipates,” “plans,” “could,” “may,” “should,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements in this current report include, among other things, statements about the potential benefits of the Transaction; the Company’s plans, objectives, expectations and intentions; and the financial condition, results of operations and business of the Company. Risks and uncertainties include, among other things, risks related to the ability to realize the anticipated benefits of the Transaction, including the possibility that the expected benefits and cost savings from the Transaction or the capital and operational improvements will not be realized or will not be realized within the expected time period; disruption from the Transaction making it more difficult to maintain business and operational relationships; negative effects of the Transaction on the market price of the Company’s common shares; significant transaction costs, including the Company’s ability to pay off the Bridge Loans; unknown liabilities; the risk of litigation and/or regulatory actions related to the Transaction; other business effects, including the effects of industry, market, economic, political or regulatory conditions; future exchange and interest rates; changes in tax and other laws, regulations, rates and policies; future business combinations or disposals; and competitive developments. All forward-looking statements rely on a number of assumptions, estimates and data concerning future results and events and are subject to a number of uncertainties and other factors that could cause actual results to differ materially from those reflected in such statements. Accordingly, the Company cautions that the forward-looking statements contained herein are qualified by these and other important factors and uncertainties that could cause results to differ materially from those reflected by such statements. For more information on additional potential risk factors, please review the Company’s filings with the SEC, including, but not limited to, the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC

By:	/s/ Eun Nam
Name: Eun Nam
Title: Chief Accounting Officer

Dated: July 29, 2021